Exhibit 2.1

                          STRATEGIC ALLIANCE AGREEMENT

                                 By And Between

                          CONTINENTAL CASUALTY COMPANY

                                       And

                              IGF INSURANCE COMPANY
                               IGF HOLDINGS, INC.
                        SYMONS INTERNATIONAL GROUP, INC.












                                February 28, 1998


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                                TABLE OF CONTENTS

         ARTICLE 1
         DEFINITIONS..........................................................1

         ARTICLE 2
         CLOSING.............................................................15
         2.1   Time of Closing...............................................15
         2.2   Transfer of Employees and Assets..............................16
         2.3   Transition Teams..............................................16
         2.4   Acts of Closing...............................................16
         2.5   Break-Up Fee..................................................16

         ARTICLE 3
         TRANSFER OF MANAGEMENT RESPONSIBILITY;
         MPCI AND CROP HAIL BUSINESS.........................................16
         3.1   Assumption of Management......................................16
         3.2   Transfer of Supporting Policies, Data, and Assets.............17
         3.3   Employment of Personnel.......................................17
         3.4   Execution of Ancillary Agreements.............................17
         3.5   No Assumption of Liabilities..................................17
         3.6   Maintenance of SRAs...........................................18
         3.7   Underwriting Committee........................................18
         3.8   Special Sale and Purchase Rights..............................18
               A.  In General................................................18
               B.  CNA's Put Mechanisms......................................19
               C.  IGF Call Mechanisms.......................................20

         ARTICLE 4
         REPRESENTATIONS AND WARRANTIES OF CNA...............................21
         4.1   Existence and Good Standing...................................21
         4.2   Due Authorization.............................................21
         4.3   No Liens......................................................22
         4.4   No Violation..................................................22
         4.5   Foreign Status................................................22
         4.6   No Broker Transactions........................................22
         4.7   Litigation, Actions and Proceedings...........................22
         4.8   Good Title....................................................23
         4.9   Approvals.....................................................23
         4.10  Software......................................................23
         4.11  Licenses......................................................23
         4.12  Leased Premises...............................................23
         4.13  Environmental Matters.........................................23

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         4.14  MPCI Premium Volume...........................................24
         4.15  Crop Hail Premium Volume......................................24
         4.16  Agency Contracts..............................................24
         4.17  Production Costs..............................................24
         4.18  Standard Reinsurance Agreements...............................24
         4.19  Federal Crop Insurance Corporation............................24
         4.20  Governmental Authority........................................24
         4.21  Compliance with Laws..........................................25
         4.22  Insurance Contracts...........................................25
         4.23  Regulatory Filings............................................25
         4.24  Reinsurance...................................................26
         4.25  Conduct of Business...........................................26
         4.26  Other Sale Arrangements.......................................26
         4.27  Contracts.....................................................26


         ARTICLE 5
         REPRESENTATIONS AND WARRANTIES OF IGFH..............................26
         5.1   Existence and Good Standing...................................26
         5.2   Due Authorization.............................................26
         5.3   No Violation..................................................27
         5.4   No Broker Transactions........................................27
         5.5   Litigation, Actions and Proceedings...........................27
         5.6   Approvals.....................................................27
         5.7   Reinsurance Agreements........................................27
         5.8   Compliance With Laws..........................................28
         5.9   Permits, Licenses and Franchises..............................28

         ARTICLE 6
         COVENANTS...........................................................28
         6.1   Execution of Agreements.......................................28
         6.2   Conduct of Business...........................................28
         6.3   Certain Transactions..........................................29
         6.4   Due Diligence.................................................29
         6.5   Post-Closing Access...........................................30
         6.6   Consents and Reasonable Efforts...............................30
         6.7   Representation and Warranties.................................31
         6.8   Further Assurances............................................31
         6.9   Expenses......................................................31
         6.10  Code Section 338(h)(10) Election..............................31
         6.11  Exclusivity...................................................31
         6.12  NACU..........................................................31
         6.13  Non-Competition...............................................31
         6.14  Replacement Ancillary Agreements..............................32

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         6.15  Confidentiality...............................................32
         6.16  Intellectual Property and Trade Secrets.......................32
         6.17  IGFH Employees................................................32
         6.18  ERISA and Employment-Related Matters..........................32
         6.19  Licenses......................................................32
         6.20  Fronting......................................................32
         6.21  Reinsurance Agreements........................................33
         6.22  Leased Premises...............................................33
         6.23  NACU..........................................................33


         ARTICLE 7
         CLOSING CONDITIONS..................................................33
         7.1   Conditions to Obligations of the Parties......................33
               A.     Bring Down of Representations and Warranties...........33
               B.     Performance and Compliance.............................33
               C.     Opinion of Counsel.....................................33
               D.     Regulatory Approval....................................33
               E.     Required Consents......................................33
               F.     Litigation.............................................33
               G.     No Material Adverse Effect.............................34
               H.     Incumbency Certificate.................................34
               I.     Certificates of Existence and Licensure................34
               J.     Certified Copies of Resolutions........................34
               K.     Catastrophic Events....................................34
               M.     Ancillary Agreements...................................35


         ARTICLE 8
         EMPLOYEES AND EMPLOYMENT MATTERS....................................35
         8.1   Employment Transfer...........................................35
         8.2   No Liability for Prior Service................................35
         8.3   Hold Harmless.................................................35

         ARTICLE 9
         TERM AND TERMINATION................................................35
         9.1   Duration......................................................35
         9.2   Termination Prior to Closing..................................35
         9.3   Survival......................................................35
         9.4   Put/Call Termination..........................................36

         ARTICLE 10
         INDEMNIFICATION.....................................................36
         10.1  Indemnification by IGFH.......................................36
         10.2  Indemnification by CNA........................................36

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         10.3  Indemnification by CNA for Employment Related Matters.........37
         10.4  Indemnification Procedures....................................37
         10.5  Stamford Financial............................................38


         ARTICLE 11
         MISCELLANEOUS.......................................................38
         11.1  Further Actions...............................................38
         11.2  Costs.........................................................38
         11.3  Public Announcements..........................................38
         11.4  Survival......................................................38
         11.5  Amendment and Modification....................................38
         11.6  Waiver........................................................39
         11.7  Governing Law; Venue..........................................39
         11.8  Notice........................................................39
         11.9  Severability..................................................40
         11.10 Successors and Assigns........................................40
         11.11 Captions......................................................40
         11.12 Gender and Tense..............................................41
         11.13 Entire Agreement..............................................41
         11.14 Negative Inference............................................41
         11.15 Counterparts; Facsimile Signatures............................41
         11.17 Recitals......................................................41
         11.18 Future Cooperation............................................41



                                       iv

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EXHIBITS....................................................................E-1
   Exhibit A
      MPCI Quota Share Reinsurance Contract.................................E-2
   Exhibit B
      MPCI Quota Share Reinsurance Agreement................................E-3
   Exhibit C
      Crop Hail Insurance Quota Share Contract..............................E-4
   Exhibit D
      Crop Hail Insurance Quota Share Agreement.............................E-5
   Exhibit E
      Crop Hail Insurances Services and Indemnity Agreement.................E-6
   Exhibit F
      Multiple Peril Crop Insurance Services and Indemnity Agreement........E-7
   Exhibit G
      Letter of Intent and Term Sheet Dated February 2, 1998................E-8
   Exhibit H
      LLC Operating Agreement...............................................E-9
   Exhibit I
      General Conveyance, Assignment and Bill of Sale......................E-10
   Exhibit J
      REAP Software License Agreement......................................E-11
   Exhibit K
      Assignment and Assumption Agreement..................................E-12
   Exhibit 2.3
      Transition Plan Master Schedule......................................E-13
   Exhibit 7.1A
      Form of Bring-Down Certificate.......................................E-14
   Exhibit 7.1C
      Opinion of Counsel...................................................E-15
   Exhibit 7.1H
      Form of Incumbency Certificate.......................................E-16


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SCHEDULES..................................................................E-17
   Schedule 2.2
      CNA Employees........................................................E-18
   Schedule 3.2
      CNA's Assets.........................................................E-19
   Schedule 4.7
      Outstanding Litigation, Actions and
      Proceedings Relative to CNA MPCI Crop................................E-20
   Schedule 4.10
      CNA's Computer Software Programs and
      Intellectual Property Re: Crop - Other than REAP.....................E-21
   Schedule 4.11
      CNA Licenses.........................................................E-22
   Schedule 4.12
      Schedule of Leases...................................................E-23
   Schedule 4.14
      CNA's MPCI Gross and Net Written
      Premiums for 1995, 1996 and 1997.....................................E-24
   Schedule 4.15
      CNA's Crop Hail Gross and Net Premiums
      Written for 1995, 1996 and 1997......................................E-25
   Schedule 4.21
      Schedule of Agency Contracts.........................................E-26
   Schedule 4.22
      Line Item Production Costs of CNA for MPCI
      and Crop Hail Business for 1995, 1996 and 1997.......................E-27
   Schedule 4.27
      Forms of Insurance Contracts Available for Issuance..................E-28
   Schedule 4.32
      Other Contracts......................................................E-29
   Schedule 5.9
      Licenses.............................................................E-30
   Schedule 7.1E
      Schedule of Required Consents........................................E-31
   Schedule 10.3
      Schedule of Former Employee
      Litigation Relative to CNA Crop......................................E-32

                          STRATEGIC ALLIANCE AGREEMENT


         This Strategic Alliance Agreement ("Agreement") is entered into this 28th day of February, 1998 by and between Continental Casualty Company, an Illinois insurance corporation, (including its Affiliates, "CNA") and IGF Holdings, Inc., an Indiana corporation, IGF Insurance Company, an Indiana insurance corporation and Symons International Group, Inc., an Indiana corporation.

                                   WITNESSETH:

         WHEREAS, CNA and IGFH, through their respective Insurance Subsidiaries provide crop insurance coverage to the agricultural community; and

         WHEREAS, CNA and IGFH desire that IGFH manage the MPCI and Crop Hail business of CNA and both parties have agreed to mechanisms for the buy-out of such Business by IGFH; and

         WHEREAS, both CNA and IGFH, either directly or through Insurance Subsidiaries, have executed Standard Reinsurance Agreements with the Federal Crop Insurance Corporation for Crop Years 1998 and before; and

         WHEREAS, CNA and IGFH mutually desire to work together in the development and marketing of new crop insurance coverages and risk management products; and

         WHEREAS, the parties hereto seek to maximize the management and operational efficiencies of their respective crop insurance operations; and

         WHEREAS, the parties hereto each recognize and acknowledge that the other possesses unique strengths and resources necessary to the efficient operational management of crop insurance operations.

         NOW, THEREFORE, for and in consideration of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, and further in consideration of the execution of the Closing Agreements by the parties hereto, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Unless otherwise defined herein, for purposes of this Agreement, all defined terms used herein shall have the meaning assigned to them in this
Article 1 and, where appropriate, include the plural as well as the singular, and the words "herein", "hereof", and "hereunder" and other words of similar report refer to this Agreement as a whole and not to any particular Article, Section or other Subsection.

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"90-Day  T-Bill Rate" means the 90 Day Treasury  Bill Interest Rate as published in the Midwest Edition of "The Wall Street Journal".

"A & O Subsidy" means the subsidy for the administrative and operating expenses authorized by the Act and paid by FCIC on behalf of a producer or insured to a reinsured company holding an SRA with FCIC.

"Actual Production History" or "APH" means a plan of MPCI which provides the yield component and yield forecast of an insured by utilizing the insured's historic yield record. CRC plans use the policy terms and conditions of the APH as its basic provisions of coverage.

"Act" means the Federal Crop Insurance Act, as amended (7 U.S.C. 1501 et seq).

"Additional Coverage" means a Multiple-Peril Crop Insurance Policy, including revenue-based products, providing coverage in excess of that provided by CAT Coverage or companion covers.

"Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, the Company shall not be deemed to include the Trust. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"A.M. Best" means the A.M. Best Company, Inc., a rating agency and publisher for the insurance industry.

"Ancillary Agreements" means the MPCI ISA, the Crop Hail ISA, the MPCI Reinsurance Agreement, the MPCI Contract, the Crop Hail Agreement, the Crop Hail Contract, the LLC Operating Agreement, the REAP Agreement, the Supplemental Intellectual Property Transfer Agreement and the Assignment and Assumption Agreement.

"Annual Settlement" means the settlement of accounts between an insurer holding an FCIC SRA and the FCIC for the Reinsurance Year, beginning with the February monthly transaction cut-off date following the Reinsurance Year and continuing thereafter as necessary.

"Assignment and Assumption Agreement" means Exhibit K hereto.

"Assumed Obligations" means those obligations of CNA assumed by IGF pursuant to the Ancillary Agreements.

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"Average Pre-Tax Income" for 1998 and future years means:
         Crop Year         Computation of Average Pre-Tax Income
         1998:             The Change of Control Average Pre-Tax Income.
         1999:             The Change of Control Average Pre-Tax Income.
         2000:             The Change of Control Average Pre-Tax Income.
         2001:             The four (4) year Olympic Average of the 1997 through
                           2000 Pre-Tax Incomes.
         2002 and beyond:  The five-year Olympic Average of Pre-Tax Incomes of the five (5) years preceding the year in which the computation is being made.

"Board of Directors" or "Board" means with respect to CNA, the Company or a Subsidiary, or New Field, as the case may be, the board of directors of such company (or other body performing functions similar to any of those performed by a board of directors).

"Break-Up Fee" shall have the meaning ascribed in Section 2.6 hereof.

"Business" shall have the meaning ascribed in Section 3.1 hereof and shall refer to the Business to be transferred to IGFH pursuant to this Agreement and the Ancillary Agreements.

"Business Day" means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed.

"Buy-up Coverage" means Multiple-Peril Crop Insurance replaced by an Additional Coverage policy providing coverage in excess of that provided by CAT Coverage. Buy-up Coverage is offered only through private insurers.

"Call Right" or "Call Mechanism" means the right of IGFH to terminate, pursuant to a Change of Control or otherwise, the MPCI Reinsurance Agreement and the Crop Hail Agreement pursuant to the provisions of Article 3 as of the end of the most recently completed Crop Year.

"Call Note" means the note payable through which SIG or IGFH may pay CNA if SIG or IGFH exercises its rights under the Call Mechanism or the Change of Control Call Mechanism.

"Canadian Hail" means Palliser Insurance Company, Saskatoon, Saskatchewan.

"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designed) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

"Casualty Insurance" means insurance which is primarily concerned with the losses caused by injuries to third persons (i.e., not the policyholder) and the legal liability imposed on the insured resulting therefrom. It includes, but is not limited to, employers' liability, workers' compensation,

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public  liability,   automobile  liability,   personal  liability  and  aviation
liability insurance. It excludes certain types of loss that by law or custom are considered as being exclusively within the scope of other types of insurance, such as fire or marine.

"Catastrophic Coverage" or "CAT Coverage" or "CAT" means the minimum available level of Multiple-Peril Crop Insurance, providing coverage for fifty percent (50%) of a farmer's historical yield for eligible crops at sixty percent (60%) of the price per commodity unit for such crop set by the FCIC. CAT Coverage currently is offered through private insurers and, in certain states prior to Crop Year 1998, was offered by USDA field offices.

"CAT Administrative Fee" means the processing fee the policyholder must pay for CAT Coverage in accordance with the Act and 7 C.F.R. Chapter IV. The CAT Administrative Fee is the only payment an insured makes for such coverage; there is no premium billing.

"CAT LAE Reimbursement Payment"means an LAE Reimbursement Payment made by the FCIC to an insurer holding an SRA with the FCIC equal to four and seven-tenths percent (4.7%) of the total net book premium for eligible CAT crop insurance contracts computed at sixty-five percent (65%) of the recorded or appraised average yield indemnified at one hundred percent (100%) of the projected market price, or equivalent coverage or such other amount as may be contained in the SRA governing the Crop Year.

"Cede" means (i) the method (or agreement) by which an insurance company reinsures its risk with another insurance company, it "Cedes" business and is referred to as the "Ceding Company" or (ii) to pass on to another insurer (the reinsurer) all or part of the insurance written by an insurer (the Ceding Company) with the object of reducing the possible liability of the latter.

"Ceding Company" means an insurance company that Cedes business to another company or reinsurer.

"Change of Control" means any transaction or series of transactions in which any Person or group (within the meaning of Rule 13d-5 under the Exchange Act and Section 13(d) and 14(d) of the Exchange Act) other than G. Gordon Symons, Alan
G. Symons, Douglas H. Symons and members of the Symons family or entities directly or indirectly controlled by them acquires all or substantially all of the assets of the Company, IGFH or IGF, or becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), by way of merger, consolidation, other business combination or otherwise, of greater than fifty percent (50%) of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all options and warrants had been exercised) entitled to vote in the election of Directors of the Company, IGFH, IGF or the Surviving Person (if other than the Company, IGFH or IGF).

"Change of Control Average Pre-Tax Income" for 1998 and future years means the Weighted Average of the Pre-Tax Incomes for 1997, 1998, and 1999 if the Change of Control Put or Call Mechanisms are triggered before January 1, 2000 and the Weighted Average of the Pre-Tax Incomes

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for 1997,  1998,  1999 and 2000 if those same  Mechanisms  are  triggered  after
January 1, 2000 but prior to June 30, 2000.

"Change of Control Call Mechanism" means a Call Mechanism triggered by a Change of Control.

"Change of Control Put Mechanism" means a Put Mechanism triggered by a Change of Control.

"Change of Control Triggering Event" means a Change of Control.

"Closing" means the date and event(s) at which this Agreement, if not already executed, and all of the Ancillary Agreements are executed and the applicable requirements outlined in Articles 2 and 7 are fulfilled.

"Closing Agreements" means this Agreement, the Reinsurance Agreements, the LLC Operating Agreement, the REAP Agreement, the MPCI ISA, the Crop Hail ISA, the Supplemental Intellectual Property Transfer Agreement, the General Conveyance Assignment and Bill of Sale and Transfer of Assets, and the Assignment and Assumption Agreement.

"Closing Date" shall have the meaning ascribed in Section 2.1 hereof.

"CNA" means Continental Casualty Company, an Illinois insurance corporation, including but not limited to its Affiliates.

"CNA AgTech" means CNA Agriculture Technology and Services, Inc., an Illinois corporation.

"CNA's Assets" means those Assets detailed on Schedule 3.2 hereto.

"CNA Crop Hail Gross Book Premium" means the gross premiums for Crop Hail policies and related endorsements written (less any return premiums) on paper excluding business fronted for IGF of CNA Affiliates for the 1998 Crop Year, plus or minus the amount of premiums on such business Ceded to CNA by Producers Lloyds and Canadian Hail Entity. For 1999 and future years, this term shall mean the CNA Crop Hail Gross Book Premium as computed for the 1998 Crop Year multiplied by one (1) plus the percentage change from 1998 to the future year in Total Industry Crop Hail Writings as determined and reported by NCIS. Note that the percentage change can be either positive or negative and thus a future year CNA Crop Hail Gross book Premium may be more or less than the 1998 amount. This definition may change if the reinsurance arrangement with Producers Lloyds changes as outlined in that section.

"CNA Crop Hail Policies" means primary coverage Crop Hail insurance policies or other Crop Hail risk management products written or sold by CNA or its Affiliates.

"CNA Crop Hail Proportion" for a given year means the ratio of the CNA Crop Hail Gross Book Premium for that year to Combined CNA/IGF Crop Hail Gross Book Premium for that year.

"CNA Employee" means those Persons listed on Schedule 2.2.

"CNA Field Offices" means the current office locations of CNA Agriculture which offices are located in Spokane, Washington, Cary, North Carolina, Amarillo, Texas, Springfield, Illinois and Overland Park, Kansas.

"CNA MPCI Net Book Premium" means for the 1998 Crop Year the MPCI Net Book Premium written by CNA under its 1998 SRA as reported in the Operations Report plus the MPCI Net Book Premium written by Producers Lloyds under its 1998 FCIC SRA that is Ceded to CNA. For 1999 and future Crop Years, this term shall mean the CNA MPCI Net Book Premium as computed for the 1998 Crop Year multiplied by one (1) plus the percentage change from 1998 to the future year in Total Industry MPCI Writings as determined and reported in the Summary of Business Reports. The percentage change can be either positive or negative and thus a future year CNA MPCI Net Book Premium may be more or less than the 1998 amount.

"CNA MPCI Policies" means all primary coverage insurance policies or other risk management products written or sold by CNA or its Affiliates that are written, designed, reinsured, and/or subsidized under the authority of the Act through an SRA or other agreement with FCIC.

"CNA MPCI Proportion" for a particular Crop Year means the ratio of CNA MPCI Net Book Premium for such year to Combined CNA/IGF MPCI Net Book Premium for that year.

"CNA Policies" means CNA MPCI Policies and CNA Crop Hail Policies.

"CNA Producers Lloyds Reinsurance Agreement" means that certain MPCI Reinsurance Agreement by and between CNA and Producers Lloyds dated August 29, 1997 (#0929-00-0017) and any successor thereto.

"Code" means the Internal Revenue Code of 1986, as amended, and effective as of the date hereof.

"Combined CNA/IGF MPCI Net Book Premium" means the sum of MPCI Net Book Premium from the SRA(s) held by each of IGF and CNA in the Crop Year in which a computation is made.

"Combined CNA/IGF Crop Hail Gross Book Premium" means the sum of Crop Hail Gross Book Premiums written by each of IGF and CNA in the Crop Year in which a computation is made.

"Combined Net Underwriting Gain (Loss)" means the sum of (i) the underwriting gain (loss) on the IGF FCIC SRA and CNA FCIC SRA, if any, as reported on the Operations Report, and (ii) that amount of underwriting gain (loss) on the Producers Lloyds FCIC SRA, if any, reported on the Operations Report that is Ceded to CNA. This Combined Net Underwriting Gain (Loss) shall be reduced (increased) by any gain (loss) shared under any third-party profit sharing agreements such as with NACU but excluding the costs of third party reinsurance agreements.

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"Company" or "SIG" means Symons  International Group, Inc. and its Subsidiaries,
unless the context indicates otherwise.

"Confidential Information" shall have the meaning as is ascribed to such term in
Section 6.15 hereof.

"Crop Hail" means a policy of insurance indemnifying a crop producer for crop damage caused by the perils of hail and fire, including perils recognized and approved as Crop Hail by NCIS, all policy endorsements involving such perils, HAILPLUS(TM) marketed by IGF, any and all non-NCIS approved basic policies written by CNA covering the perils of hail and fire marketed as a substitute policy for the NCIS approved basic policies, and nonstandard endorsements such as IGF's Production Guarantee endorsement marketed by IGF or CNA as substitutes for NCIS approved basic endorsements. Excluded from this definition is named peril hail insurance or hail insurance written as a component of MPCI.

"Crop Hail Agreement" means the Crop Hail Insurance Quota Share Agreement, attached hereto as Exhibit D.

"Crop Hail Contract" means the Crop Hail Insurance Quota Share Contract attached hereto as Exhibit C.

"Crop Hail Crop Year" means the calendar year.

"Crop Hail Gross Book Premium" means the total of amount of Crop Hail and related endorsement premiums written in a given year by an insurer that is reported to NCIS for statistical purposes.

"Crop Hail ISA" or "Crop Hail Fronting Agreement" means that Crop Hail Insurance Services and Indemnity Agreement attached hereto as Exhibit E.

"Crop Insurance Business" means MPCI and Crop Hail, but shall specifically exclude named peril and speciality risks insured by IGF.

"Crop Revenue Coverage" or "CRC" means the revenue-based insurance policy by this name approved by FCIC for reinsurance and subsidy and reinsured under the SRA which provides an insured with a guaranteed revenue stream by combining both yield and price variability protection.

"Crop Year" means, with respect MPCI, the MPCI Crop Year, and with respect to Crop Hail, the Crop Hail Crop Year.

"Due Diligence Period" means that period which ends fifteen (15) business days from February 3, 1998 or such other time as may be mutually agreed by the parties.

"Effective Time" means 12:01 A.M. on March 17, 1998, or such other time as may be mutually agreed to by the parties hereto.

"Employment-Related Liability" means any and all loss, cost, damages, liability, claim, obligation, judgment, payment, set-off, set-aside, remedial action, defense cost (including, but not limited to, attorneys' fees), accommodation, arrangement, accrual, annuity, or burden (financial or otherwise), resulting or arising from or related to (i) any benefit, pension, vacation, welfare, retirement, cafeteria, supplemental, compensation (including, but not limited to, deferred compensation), savings, stock, option (including traditional stock options and derivative-type plans such as stock appreciation rights and phantom stock), investment or any other plan (whether qualified or non-qualified, written or not), (ii) any written or oral contract of employment, or (iii) any right, at law or equity as (i), (ii) or (iii) above pertains to any CNA Employee.

"Environmental Laws" means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law), regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Federal Crop Insurance Corporation" or "FCIC" means the wholly-owned government corporation within the USDA created by Section 503 of the Act (7 U.S.C. 1503) and authorized to carry out all actions and programs authorized by the Act.

"Front" means a contractual arrangement whereby one licensed insurer issues a policy on a risk for and at the request of one or more other insurers with the intent of passing all or virtually all of risk by way of reinsurance to the other insurer(s). The licensed insurer is considered the organization in front of the insurance transaction.

"Fronting Company" means a licensed insurer that enters into an agreement with an insurer to issue policies in a state on behalf of another insurer.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the NAIC).

"Gross Premiums Written" means direct premiums written (less cancellations and returns) plus premiums collected in respect of policies assumed, in whole or in part.

"IGF" means IGF Insurance Company, an Indiana insurance corporation, and an indirect, wholly-owned Subsidiary of the Company.

"IGFH" or "IGF Holdings" means IGF Holdings, Inc., an Indiana corporation, and a wholly-owned Subsidiary of the Company.

"IGF MPCI Policies" means all insurance policies or other risk management products written, sold, or reinsured by IGF or its Affiliates that are written, designed, reinsured and/or subsidized under the authority of the Act through an SRA or other agreement with FCIC.

"Industry MPCI Gross Written Premium" means the total MPCI Premium reported by FCIC on its Summary of Business Reports written by reinsured companies holding SRAs with FCIC. This amount includes premiums from Additional Coverage plus CAT Coverage and all premiums from revenue-based products, pilot projects, and other products covered by the SRA or amendments thereto.

"Insurance Subsidiary" means any regulated insurance company which is a wholly-owned Subsidiary of either CNA or IGF.

"Letter of Intent" means that Letter of Intent and Term Sheet dated February 2, 1998 and attached hereto as Exhibit G.

"LLC Operating Agreement" means the Limited Liability Company Agreement of [New Field] LLC attached hereto as Exhibit H.

"Loss Adjustment Expenses" or "LAE" means external expenses incurred in the settlement of claims, including outside adjustment expenses, (including, but not limited to, part-time adjusters), legal fees and other costs associated with the claims adjustment process, but not including general overhead expenses.

"Loss and LAE Reserves" means liabilities established by insurers to reflect the ultimate estimated cost of claim payments as of a given date.

"Losses Paid and/or Reserved" means the sum total of claims payments made to insureds plus those amounts reserved, according to standard underwriting procedures and regulations, for the payment of pending or expected claims.

"Material Adverse Effect" means a material adverse effect on (i) the business, assets, property, condition (financial or otherwise) or prospects of either of the parties hereto (including, without limitation, their Affiliates and Subsidiaries) taken as a whole, or (ii) the validity or enforceability of this Agreement or any of the rights or remedies of the parties hereto arising from this Agreement.

"Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

"MPCI Contract" means the Multiple Peril Crop Insurance Quota Share Contract attached hereto as Exhibit A.

"MPCI Crop Year" means the twelve (12) month period commencing on July 1 and ending on June 30 of the following year. This definition is synonymous with the Reinsurance Year established by FCIC in its SRA and any change in the FCIC SRA definition of Reinsurance Year will control the definition of Crop Year herein. For avoidance of doubt, the "2000 MPCI Crop Year" is the Crop Year that begins July 1, 1999 and ends June 30, 2000.

"MPCI Excess Loss Adjustment Expense" or "XLAE" means an excess LAE payment made by FCIC to an insurer holding an SRA with FCIC as reimbursement for LAE in excess of normal LAE expenses that are otherwise covered in the Federal crop insurance program by the A & O Subsidy and the CAT LAE provisions of the SRA. This XLAE has historically been paid as a percent of premiums written on a per state, per reinsurance fund basis to the extent loss ratios on a per state, per reinsurance fund basis exceed specified levels. The 1998 FCIC SRA includes XLAE provisions for both additional coverage and CAT Coverage. The 1999 FCIC SRA includes provisions providing only for XLAE on CAT Coverage. Future SRAs may include both or neither.

"MPCI Imputed Premium" means, for purposes of the profit/loss sharing formulas, LAE and XLAE Reimbursement and other provisions in the FCIC SRA, that amount of premium actuarially determined by FCIC to be appropriate for CAT Coverage although no premium is charged to the insured. It is the amount of premium a farmer would pay for the coverage if they were so charged.

"MPCI ISA" or "MPCI Fronting Agreement" means the Multiple Peril Crop Insurance Services and Indemnity Agreement attached hereto as Exhibit F.

"MPCI Net Book Premium" means the total premium calculated for all eligible crop insurance contracts, less A & O Subsidy, cancellations and adjustments that are written under a FCIC SRA. This premium includes the Risk Premium Subsidy, premiums paid by insureds, MPCI Imputed Premium, and insured-paid premiums and Risk Premium Subsidy from all revenue-based or other nonstandard MPCI contracts included within the SRA for reinsurance and subsidy.

"MPCI Policies" means, collectively, all IGF MPCI Policies, CNA MPCI Policies, Producers Lloyds MPCI Policies, and any other MPCI Policies the risk on which is assumed by IGF or CNA.

"MPCI Premium" means, for purposes of the profit/loss sharing arrangement with the federal government, the amount of premiums for all Buy-up Coverage sold, consisting of amounts paid by farmers plus the amount of any related federal premium subsidies.

"MPCI Reinsurance Agreement" means the Multiple Peril Crop Insurance Quota Share Agreement attached hereto as Exhibit B.

"MPCI Retention" means the MPCI Net Book Premium reduced by premiums Ceded in respect of liability reinsured by FCIC under the SRA. This is the MPCI Premium on which the insurer bears, before third party reinsurance, one hundred percent (100%) of the risk of loss.

"MPCI Underwriting Gain (Loss)" means (i) the CNA MPCI Proportion  multiplied by
(ii) the Combined CNA/IGF Net Underwriting Gain (Loss).

"Multiple-Peril Crop Insurance" or "MPCI" means a federally-regulated, subsidized and reinsured crop insurance program that provides producers of crops with varying levels of insurance protection against substantially all natural perils to growing crops.

"NAIC" means the National Association of Insurance Commissioners.

"NACU" means the North American Crop Underwriters, Inc.

"NCIS" means the National Crop Insurance Services, Inc., the actuarial data facility for the commercial crop insurance industry.

"Net Premiums Earned" means Net Premiums Written less unearned premium.

"Net Premiums Written" means the total premiums for insurance written (less any return premiums) during a given period, reduced by premiums Ceded in respect of liability reinsured by other insurers or the FCIC.

"Net Retained Premiums" means the MPCI Net Book Premium reduced by premiums Ceded in respect of liability reinsured by FCIC under the SRA. These are the MPCI Premiums on which the insurer bears, before third party reinsurance, one hundred percent (100%) if the risk of loss.

"New Field" means the joint venture project, to be organized as a limited liability company ("LLC") between CNA and IGF.

"Olympic Average" means the average determined for a particular set of numbers which is calculated after excluding the single highest number within the set and the single lowest number within the set prior to ascertaining the average (i.e., a five- year Olympic Average would be the average of three (3) years of numbers after the high and low years' numbers were excluded).

"Operations   Report"  means  the  official   monthly   accounting   report  and
reconciliation furnished to an SRA holder by FCIC.

"Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other entity.

"Plan of Operation" means that document and supporting documents submitted to FCIC as described in and required by the SRA and Appendix 2 thereto.

"Policies-In-Force" means policies written and recorded on the books of an insurer which are unexpired as of a given date.

"Pre-Tax Income" for each Crop Year, with the exception of 1997, means the sum of the payments, on a pre-tax basis, received by CNA through the MPCI Reinsurance Agreement and Crop Hail Agreement in such year, including recoveries (net of costs) under any third party reinsurance agreement to which CNA is a party and inures to the benefit of CNA and IGF. For 1997, Pre-Tax Income means $5.4 million.

"Price Election" means the maximum per unit commodity price by crop to be used in computing MPCI Premiums, determined annually by the FCIC.

"Producers Lloyds" means Producers Lloyds Insurance Company headquartered in Amarillo, Texas which writes both MPCI and Crop Hail and, as of 1998, holds an SRA with FCIC and a private reinsurance agreement with CNA.

"Producers Lloyds MPCI Policies" means all insurance policies or other risk management products written, sold or reinsured by Producers Lloyds or its Affiliates that are written, designed, reinsured and/or subsidized under the authority of the Act through an SRA or other agreement with FCIC.

"Pure CNA Crop Hail Gross Book Premium" means the total amount of Crop Hail and related endorsement premiums written in a given year on the paper of CNA (excluding business fronted for IGF) which is reported to NCIS for statistical purposes; it does not include any premiums assumed under any Reinsurance Agreements nor does it include, beyond 1998, any premiums written on CNA paper through the Insurance Services Agreement on behalf of IGF.

"Put Note" means the note payable through which SIG, IGFH or IGF may pay CNA if CNA exercises its rights under the Put Mechanism or the Change of Control Put Mechanism. The terms of the note for each such Mechanism are outlined in subsections 3.8.B.i and 3.8.B.ii, respectively.

"Put Right" or "Put Mechanism" means the right of CNA to terminate, due to a Change of Control or otherwise, the MPCI Reinsurance Agreement and Crop Hail Agreement pursuant to the provisions of Article 3 as of the end of the most recently completed Crop Year.

"Quota Share Reinsurance" means a form of reinsurance in which the reinsurer shares a proportional part of both the original premiums and the losses of the reinsured.

"REAP" means the software program developed by CNA or at its expense through which its agents can electronically transmit MPCI, Crop Hail and other insurance policy data to CNA.

"REAP Agreement" means the Software License Agreement attached hereto as Exhibit J.

"Reinsurance" means the practice whereby a company called the "reinsurer" assumes, for a share of the premium, all or part of a risk originally undertaken by a Ceding Company.

"Reinsurance Account" means an account maintained by FCIC in which a portion of the underwriting gains earned under the terms of the FCIC SRA are deposited and held, in the insurer's name, for future distribution under the terms of the SRA.

"Reinsurance Agreements" means the MPCI Reinsurance Agreement, the MPCI Contract, the Crop Hail Agreement and the Crop Hail Contract and any successor agreements thereto entered into pursuant to this Agreement. Reinsurance Agreement does not include any third party reinsurance agreements, including but not limited to, the CNA agreements with Producers Lloyds and Canadian Hail, the Multi-year Stop Loss MPCI and Crop Hail Agreements held by IGF, and any Named Peril Quota Share or Stop Loss Agreement(s) held by IGF at the time of Closing.

"Reinsurance Year" means the period so stated in the appropriate Reinsurance Agreement.

"Related Business" means the business of providing property and casualty insurance to individuals or farms and any business related, ancillary or complementary to such business.

"Reporting Organization" means the term utilized by the FCIC to refer to those entities that have entered into an SRA with the FCIC and, therefore, report premiums and losses on MPCI to the FCIC.

"Requirements of Law" means, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Retention" means the amount of liability, premiums or losses which an insurance company retains for its own account after reinsurance.

"Risk Premium Subsidy" means the amount of subsidy paid by the FCIC, pursuant to the Act, on the eligible insured's behalf to help make MPCI and other authorized products more affordable. This subsidy is comprised and computed based solely on premiums associated with the risk of loss as distinguished from premiums that may be associated with any program administrative or operating (A&O) costs. FCIC does provide an A&O Subsidy in addition to the Risk Premium Subsidy.

"Service Agreements" means the MPCI ISA and the Crop Hail ISA and any other agreements entered into pursuant to this Agreement that involve the service and management of policies written hereunder or written by CNA in previous years.

"SIG"  or  "Company"  means  Symons   International   Group,  Inc.,  an  Indiana
corporation and its Subsidiaries, unless the context indicates otherwise.

"Standard Reinsurance Agreement", "SRA" or "FCIC SRA" means the agreement that establishes the terms and conditions under which the FCIC will provide subsidy and reinsurance on eligible crop insurance contracts written pursuant to plans of insurance authorized by the Act and regulations promulgated thereunder and sold or reinsured by private insurance companies. The term includes any mandatory or optional amendments to the SRA.

"Statutory Accounting Practices" or "SAP" means the accounting practices which consist of recording transactions and preparing financial statements in accordance with the accounting rules and procedures prescribed or permitted by state regulatory authorities.

"Subsidiary" means any corporation, association, partnership or other business entity of which more than fifty percent (50%) of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by a corporation or by one or more its subsidiaries, or by a corporation and one or more of its subsidiaries.

"Summary of Business Reports" means the weekly updated reports published by FCIC indicating, among other things, MPCI Additional Coverage and CAT Premiums Written along with associated liability levels, Risk Premium Subsidies, indemnities paid, loss ratio, and acreage insured.

"Supplemental Intellectual Property Transfer Agreement" means that document to be entered into to transfer the intellectual property (other than REAP) of the CNA Assets.

"Surviving Person" means, with respect to any Person involved in any merger, consolidation or other business combination or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets, the Person formed by or surviving such transaction or the Person to which such disposition is made.

"Term" means the term of this Agreement, as more fully set forth in Article 11.

"Territory(ies)" means all states of the United States and all provinces and territories of the Dominion of Canada.

"Total Industry Crop Hail Writings" means the gross premiums on Crop Hail policies and related endorsements written by all licensed insurers on crops grown in the United States as reported to and published by NCIS on an annual basis.

"Total Industry MPCI Writings" means the gross premiums on MPCI policies and related endorsements written by all licensed insurers on crops grown in the United States as reported to and published by NCIS on an annual basis.

"Trade Secrets" shall the meaning ascribed in Section 6.16 hereof.

"Transition Plan" means that document jointly developed by IGF and CNA which is attached as Exhibit 2.3 hereto.

"Trust" means SIG Capital Trust I.

"Underwriting"   means  the  insurer's  or  reinsurer's   process  of  reviewing
applications submitted for insurance coverage, accepting or denying all or part of the coverage requested and determining the applicable premiums.

"Underwriting Committee" means the group of not less than four (4) people, including one CNA representative, to be formed pursuant to Article 3 of this Agreement that will have the responsibility of establishing underwriting guidelines for the MPCI and Crop Hail written pursuant to this Agreement.

"USDA" means the United States Department of Agriculture.

"Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

"Weighted Average" means the average of a set of numbers arrived at by multiplying the highest and lowest numbers in the set by fifty percent (50%) and adding those products with the other numbers in the set and then dividing the entire sum by a number equal to the total number of numbers in the set less one. For avoidance of doubt, the weighted average of the following set of numbers would be as illustrated: Set: 10, 15, 8, 20; Formula: (20*.5) + (8*.5) + 10 + 15
= 39 all divided by 3 with the result being 13.

"Wholly-Owned Subsidiary" means a Subsidiary all the Capital Stock (other than director's qualifying shares and shares held by other Persons, to the extent such shares are required by applicable law to be held by a Person other than the Company or a Subsidiary) of which is owned by the Company or by one or more Wholly-Owned Subsidiaries.

                                    ARTICLE 2
                                     CLOSING

2.1 Time of Closing. Unless otherwise agreed by the parties hereto, the Closing of the transactions contemplated by this Agreement will occur at the Effective Time ("Closing Date"). If, however, at the Effective Time the parties hereto are working in good faith towards finalizing all Ancillary Agreements and are preparing for Closing and the parties hereto agree that it appears reasonably likely that the finalization of such Ancillary Agreements will take place within thirty (30) days of the Effective Time, the period for closing this transaction shall be extended to a time mutually agreed by the parties.

         2.2 Transfer of Employees and Assets. At the Effective Time the CNA Employees will become employees of IGFH. Possession and right of use of CNA's Assets will be transferred to IGFH at the Effective Time.

         2.3 Transition Teams. As of the date hereof, the transition teams outlined in the Transition Plan Master Schedule, Exhibit 2.3 hereto, will immediately begin work in good faith to accomplish the objectives as are set forth in Exhibit 2.3. IGF shall have access from the date hereof until the Effective Time to CNA Employees and the physical facilities used by CNA to manage the Business.

         2.4 Acts of Closing. At the Closing, the parties hereto shall execute and deliver the Closing Agreements and all other instruments required or contemplated by this Agreement or shall be reasonably necessary to carry out the purposes of this Agreement to be so executed and not theretofore executed and delivered. All actions taken at Closing shall be deemed to have occurred simultaneously.

         2.5 Break-Up Fee. If at the conclusion of the Due Diligence Period this Agreement is unexecuted and the parties hereto nonetheless mutually agree to go forward with the transactions contemplated hereby, and thereafter this Agreement is not executed within thirty (30) days of the conclusion of the Due Diligence Period (or such other time as the parties hereto may mutually agree) through no fault of CNA, then IGFH shall pay CNA the sum of five hundred thousand dollars ($500,000) ("Break-Up Fee") as full and complete compensation for IGFH's failure to execute this Agreement. Notwithstanding the foregoing sentence, IGFH shall not be responsible to pay the Break-Up Fee to CNA if this Agreement is not executed due to strikes, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other similar causes beyond the control of IGFH and its Affiliates.

                                    ARTICLE 3
                     TRANSFER OF MANAGEMENT RESPONSIBILITY;
                           MPCI AND CROP HAIL BUSINESS

         3.1 Assumption of Management. At the Effective Time, CNA shall transfer to IGF and IGF shall assume the management responsibilities of the entire MPCI and Crop Hail books of business of CNA (the "Business"). Management responsibilities shall include, but are not limited to, sales, underwriting, loss adjustment, claims processing, agent (representative) relations and contracting, policy generation, policy, form and rate development and filing and all other activities incidental to and necessary for the management of the Business as is contemplated hereby. Subject to the Service Agreements, at the Effective Time CNA shall cease management responsibility and control of management decisions relating to the Business.

         3.2 Transfer of Supporting Policies, Data, and Assets. At the Effective Time, CNA shall transfer to IGF and IGF shall receive from CNA all policy forms, insurance data and supporting capital assets used by CNA in the Business. The supporting capital assets include, but are not limited to those outlined in
Schedule 3.2 ("CNA's Assets"). It is expressly understood that IGF shall receive from CNA, among other things, licenses (at no cost to IGF) to use all software and hardware currently used by CNA in the Business, including the REAP system. It is expressly agreed and understood that the REAP system may be used by IGF at no cost to IGF, only to process CNA Policies until June 30, 1999. All other software transferred to IGF as part of CNA's Assets may be utilized by IGF, at no cost, until June 30, 199 9.

         3.3 Employment of Personnel. Unless otherwise agreed by the parties, the CNA Employees will become employees of IGFH at the Effective Time, and shall have available all employee benefits available to all current IGFH employees. No third party beneficiary rights are hereby created in any CNA Employee.

         3.4 Execution of Ancillary Agreements. CNA and IGFH will execute the Ancillary Agreements.

         3.5 No Assumption of Liabilities. Except for the Assumed Obligations IGF does not and shall not assume, nor does or shall it take subject to or become or be liable, obligated or responsible for, any debts, liabilities or obligations of CNA of any kind or nature whatsoever, known or unknown, whether by the execution, delivery or the performance of this Agreement, by the receipt of CNA's Assets, by employment of the CNA Employees, by the exercise of any rights or possession with respect to CNA's Assets or otherwise, and whether now or hereafter arising or whether contingent or liquidated in amount, and whether relating to or arising out of the ownership or operation by CNA of the Business or CNA's Assets, including, without limitation, any debts, liabilities or obligations of CNA for wages, salaries, commissions, Employment-Related Liabilities, unemployment compensation or other compensation or benefits of any kind, or any debts, liabilities or obligations arising out of any accounts payable, tax liabilities, product liabilities, errors and omissions liabilities, contracts, agreements, liabilities of CNA arising under any reinsurance agreements with third parties (including the FCIC), any policies of insurance issued by CNA, any products written under the Excess Lines, any pending or future investigations by the Compliance Division of Risk Management Agency or its successor, the USDA, the U.S. Department of Justice, or any Governmental Authority related to the Business or the Ancillary Agreements for Crop Years prior to 1998 and for business written in Crop Year 1998 prior to the date of Closing where the liability is unrelated to any action taken by IGFH with respect to such Business after the date of Closing, any Service or Managing General Agency Agreement related to any Business.

         3.6 Maintenance of SRAs.

                  A. CNA will use its commercially reasonable best efforts to remain an SRA holder and will cooperate to such extent requested by IGF and will amend its 1998 Plan of Operations with FCIC as shall be necessary to fulfill the terms of this Agreement and the Ancillary Agreements and to satisfy the FCIC with the objective that CNA remains an SRA holder for the entire 1998 Reinsurance Year.

                  B. CNA will consult with IGF and will cooperate in the administration of the CNA SRA in accordance with the Reinsurance Agreements and the Service Agreements.

                  C. In the event the FCIC will permit CNA to retain its SRA beyond the 1998 Crop Year, CNA may do so only upon the express written consent of IGF.

                  D. Unless the option to maintain two SRAs is available and exercised by IGF, then for 1999 and future Reinsurance Years, IGF shall hold the SRA through which all of the Business is written with the exception of the portion of the Business Ceded to CNA written under the Producers Lloyds SRA.

                  E. In the event that Producers Lloyds decides not to maintain its SRA CNA will use its commercially reasonable best efforts to assist IGF in persuading Producers Lloyds to accept IGF as its insurance carrier thereby maintaining the Producers Lloyds MPCI Premium within the Combined CNA/IGF MPCI Net Book Premium.

         3.7 Underwriting Committee. IGF shall form the Underwriting Committee of four (4) individuals which shall establish underwriting guidelines for the Business. CNA shall have the right to select one (1) member of the Underwriting Committee. IGF shall have the exclusive right to approve, disapprove, or modify the guidelines established by the Underwriting Committee.

         3.8      Special Sale and Purchase Rights.

                  A. In General. The following provisions shall apply to all Put and Call Mechanisms and Change of Control Put and Change of Control Call Mechanisms described in this Article:

                           i. Termination of Certain Ancillary  Agreements.  The
                  exercise of a Put or Call Mechanism or Change of Control Put or Change of Control Call Mechanism (collectively "Mechanisms") authorized under this Section shall terminate the MPCI Reinsurance Agreement and Crop Hail Agreement as of the end of the most recently completed Crop Year. For purposes of this Agreement, the last Crop Year included for purposes of calculating Average Pre-Tax Income in the case of a Put or Call Mechanism other than a Change of Control Put or Call Mechanism shall be the Crop Year ending immediately prior to the date of exercise of such Put or Call Right. This termination shall not terminate any obligations that may survive the termination of this Agreement and the Ancillary Agreements.

                           ii.      Effective Period.

                                    a. Any Put or Call  Mechanism  shall only be
                           effective for the 2001 Crop Year and subsequent Crop Years.

                                    b. Any  Change of  Control  Put or Change of
                           Control Call Mechanism shall only be effective if exercised prior to the 2001 Crop Year.

                           iii. Estimate of Amounts Due; Notice. In computing any of the amounts due and any of the figures (i.e., Pre-Tax Income and Average Pre-Tax Income) necessary to compute such amounts under any of the Mechanisms outlined in this Article, the parties may, upon mutual agreement, estimate any and all necessary amounts subject to adjustment as the parties may mutually agree. IGF shall receive written notice from CNA forty-five days (45) days in advance of any exercise of a Put Right.

                           iv. Non-competition Period. The payment of funds pursuant to the Mechanisms outlined in this Section by any party shall give rise to and begin to toll the periods of non-competition outlined in Article 6 of this Agreement, which shall survive such termination.

                  B.       CNA's Put Mechanisms.

                           i. Put Mechanism. From the 2001 Crop Year and forward, CNA will have the ability to terminate the MPCI Reinsurance Agreement and the Crop Hail Agreement and receive from IGF the compensation provided for in subsection 3.8.B.i.a.

                                    a. Sales Price. In the event CNA shall exercise the Put Mechanism, IGFH shall be obligated to pay CNA an amount equal to 5.85 times the Average Pre-Tax Income as computed pursuant to this Section.

                                    b. Sales Terms. Within thirty (30) days notice of exercise of the Put Mechanism by CNA, IGF will execute a promissory note payable to CNA in the principal amount equal to the amount owed to CNA as specified in this subsection, which shall be dated as of the date exercise of the Put Mechanism. The principal and accrued interest under the note, if any, thereon shall be due and payable if not sooner paid, on the date which is six (6) months from the date of the note. The note shall not bear interest for the first ninety (90) days thereof. Thereafter the note shall bear simple interest at the rate which is equal to the 90 Day T-Bill rate in effect on the date which is ninety-one (91) days subsequent to the date of the note.

                           ii. Change of Control Put Mechanism. Upon the occurrence of a Change of Control prior to the 2001 MPCI Crop Year, CNA will have the ability to terminate the MPCI Reinsurance Agreement and the Crop Hail Agreement and receive from IGF compensation as provided for in this Article.

                                    a. Sales Price. In the event CNA shall exercise a Change of Control Put Mechanism, IGF shall be obligated to pay CNA an amount equal to 5.85 times the Average Pre-Tax Income as computed pursuant to this Section.

                                    b. Sales Terms. Upon the exercise of a Change of Control Put Mechanism by CNA, IGF will execute a promissory note payable to CNA in the principal amount equal to the amount owed to CNA as specified in this subsection, which shall be dated as of the date of exercise of the Change of Control Put Mechanism. The principal shall be due and payable if not sooner paid, on the date which is six (6) months from the date of the note. The note shall not bear any interest for the full term thereof.

                  C.       IGF Call Mechanisms.

                           i. Call Mechanism. From the 2001 Crop Year and forward, IGF will have the ability to terminate the MPCI Reinsurance Agreement and the Crop Hail Agreement and shall pay CNA compensation as is provided for in subsection 3.8.C.i.a.

                                    a. Sales Price. In the event SIG or IGF shall exercise the Call Mechanism, SIG or IGF shall pay CNA an amount equal to 6.70 times the Average Pre-Tax Income as computed pursuant to this Section.

                                    b. Sales  Terms.  Upon the  exercise  of the
                           Call Mechanism by SIG or IGF, SIG or IGF will execute a promissory note payable to CNA in the principal amount equal to the amount owed to CNA as specified in this subsection, which shall be dated as of the date of the exercise of the Call Mechanism. The principal shall be due and payable if not sooner paid, on the date which is thirty (30) days from the date of the note. The note shall not bear any interest for the full term thereof.

                           ii. Change of Control Call Mechanism. Upon the occurrence of a Change of Control prior to the 2001 MPCI Crop Year, IGF shall have the ability to terminate the MPCI Reinsurance Agreement and the Crop Hail Agreement and shall pay to CNA the compensation as is provided for in subsection 3.8.C.ii.a.

                                    a. Sales Price. In the event SIG or IGF shall exercise a Change of Control Call Mechanism, SIG or IGF shall be obligated to pay CNA an amount equal to 6.70 times the Average Pre-Tax Income as computed pursuant to this Section; provided, however, that if SIG or IGFH exercises its the Call Mechanism in Crop Years 1998, 1999 or 2000, the amount paid to CNA shall not be less than fifteen million dollars ($15,000,000).

                                    b. Sales Terms. Upon the exercise of a Change of Control Call Mechanism by SIG or IGF, SIG or IGF may either pay the amount owed to CNA as specified in this subsection with the proceeds from the Change of Control event (to the extent relevant) or SIG or IGF may execute a promissory note payable to CNA in the principal amount equal to the amount owed to CNA as specified in this subsection, which shall be dated as of the date of the exercise of the Change of Control Call Mechanism. The principal and any accrued interest, thereon shall be due and payable if not sooner paid, on the date which is six
                           (6) months from the date of the note. The note shall not bear interest for the first ninety (90) days thereof. Thereafter the note shall bear interest at the rate which is equal to the 90 Day T-Bill rate in effect on the date which is ninety-one (91) days subsequent to the date of the note.

                                    ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF CNA

         CNA and its Affiliates, jointly and severally, represent and warrant to IGFH as follows:

         4.1 Existence and Good Standing. CNA is duly organized, validly existing and in good standing under the laws of their respective states of incorporation and CNA has all requisite power and authority to carry on its operations as they are now being conducted, except where the failure to have such authority would not, individually, or in the aggregate, have a Material Adverse Effect on the business to be transferred pursuant to this Agreement. CNA is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually, or in the aggregate, have a Material Adverse Effect on the business to be transferred pursuant to this Agreement.

         4.2 Due Authorization. CNA has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Ancillary Agreements the performance by CNA of its obligations under this Agreement and the Ancillary Agreements have been duly and validly authorized by all necessary corporate action on the part of CNA. No other corporate or shareholder approval on the part of CNA is necessary for CNA to enter into this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby. This Agreement (and when executed, the Ancillary Agreements) has been duly and validly executed and delivered by CNA and constitutes its valid and binding obligations, enforceable against them in accordance with its terms, subject to the affect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar law affecting creditors' rights generally and subject to the affect of general principles of equity.

         4.3 No Liens. Except as may be set forth in the Reinsurance Agreements the rights transferred by CNA to IGFH pursuant to this Agreement shall be free and clear of all liens, claims, demands and encumbrances whatsoever.

         4.4 No Violation. The execution and delivery of this Agreement or the Ancillary Agreements by CNA will not, and the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements and the compliance with the terms, conditions and provisions of this Agreement or the Ancillary Agreements by CNA and its Affiliates will not:

                  A. violate or conflict with any provision of the articles of incorporation, bylaws, articles of organization or other organizing documents of CNA; or

                  B. conflict with or result in the breach or termination of, or otherwise give any contracting party the right to change the terms of or to terminate or accelerate the maturity of, or constitute a default under the terms of any indenture, mortgage, loan or credit agreement or any other material agreement or instrument to which CNA is a party or by which it or any of its assets may be bound or affected, except to the extent that any of the foregoing would not have a Material Adverse Effect on CNA or its ability to perform its obligations hereunder.

         4.5 Foreign Status. CNA is not a "foreign person" within the meaning of Section 1445 of the Code.

         4.6 No Broker Transactions. CNA has not made any agreement or taken any action which might cause any person or entity to become entitled to a broker's fee or commission as a result of the transactions contemplated by this Agreement.

         4.7  Litigation,  Actions  and  Proceedings.  Except  as  disclosed  on
Schedule 4.7 hereto, there are no outstanding orders, decrees or judgments by or with any court or Governmental Authority before which CNA was a party that, individually and or in the aggregate, have a Material Adverse Effect on the Business. Except as disclosed on Schedule 4.7 hereto, there are no actions, suits, arbitrations or legal, administrative or other proceedings pending or, to the knowledge of CNA, threatened against CNA, at law or in equity, or before any Governmental Authority which, if adversely determined, would individually or in the aggregate, have a Material Adverse Effect on the Business.

         4.8 Good Title. With the exception of those applicable provisions of the Reinsurance Agreements and those provisions contained in Article 3 pertaining to the Put Mechanism and Call Mechanism, CNA will deliver good and clear title to CNA's Assets and the Business including, but not limited to, policyholder lists, extant leases, miscellaneous fixed assets and any and all other assets and/or business contemplated hereby, all free and clear of all claims, liens, demands and encumbrances whatsoever.

         4.9  Approvals.  The  transfer by CNA of the  Business and CNA's Assets
pursuant  to  this  Agreement   does  not  require  any  consent,   approval  or
authorization of any Governmental Authority.

         4.10 Software. CNA has set forth on Schedule 4.10 hereto a true and complete listing, to the best knowledge of CNA, of all computer software programs used principally in the conduct of the Business. Schedule 4.10 hereto also sets forth whether each such computer software program is owned by CNA or licensed by CNA from a third party. CNA has either ownership of or the right to use all software listed on Schedule 4.10, free and clear of any royalty or other similar payment or obligations, claims of infringement or alleged infringement or other lien, charge, claim or other encumbrance of any kind (other than applicable license agreements). CNA is not in conflict with or in violation or infringement of, nor, to the knowledge of CNA, has CNA received any notice of any such conflict with or violation or infringement of, any asserted rights of any other Person with respect to the software and other intellectual property listed on Schedule 4.10.

         4.11 Licenses. CNA has the requisite licenses and other necessary approvals of Governmental Authority to engage in the Business in the jurisdictions as set forth on Schedule 4.11 to this Agreement. CNA has been duly authorized by the relevant Governmental Authority in each jurisdiction listed on
Schedule 4.11 to issue the contracts of insurance that it is currently writing and which are the subject of the Business, and CNA was duly authorized to issue such contracts in the respective jurisdictions in which it conducts the Business. Except as set forth on Schedule 4.11, CNA has all other permits and approvals from relevant Governmental Authority to conduct the Business in the manner and in the areas in which the Business is presently being conducted and all such permits and authorizations are valid and in full force and effect.

         4.12 Leased Premises. CNA has the right pursuant to each and every lease for the office location set forth on Schedule 4.12 to assign the benefits and burdens (excluding overhead) of such lease to IGFH and pursuant to such assignment, IGFH shall be entitled to take possession of such premises at a rental rate which is not in excess of that paid by CNA.

         4.13 Environmental Matters. CNA has not in the course of its occupancy of the CNA Field Offices committed any act that would give rise to liability under any Environmental Law and CNA has no knowledge of any act of any Person concerning the CNA Field Offices that could give rise to liability under any Environmental Law. No judicial proceeding or governmental or administrative action is pending, or, to the best of CNA's knowledge, threatened, under any Environmental Law to which CNA is or will be named as a party with respect to the CNA Field Offices, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders or other administrative or judicial requirements outstanding under any Environmental Law with respect to any CNA Field Office that affect CNA's occupancy thereof. CNA's obligation to indemnify IGF with respect to the foregoing representation under Article 10 of this Agreement shall be limited to claims arising (i) from acts or omissions of CNA that occurred during CNA's occupancy of the premises, and (ii) claims arising from acts or omissions of third persons, liability for which is attributed under applicable law to IGF or IGFH as tenant of the premises and which are asserted against IGF or IGFH or discovered by IGF or IGFH within the initial ninety (90) day period of IGF's or IGFH's occupancy of the premises.

         4.14 MPCI Premium Volume. CNA's MPCI Gross Premiums Written and CNA's MPCI Net Premiums Written for Crop Years 1995, 1996 and 1997 are as listed on
Schedule 4.14.

         4.15 Crop Hail Premium Volume. CNA's Crop Hail Gross Premiums Written and CNA's Crop Hail Net Premiums Written for Crop Years 1995, 1996 and 1997 are as listed on Schedule 4.15.

         4.16 Agency Contracts. Schedule 4.16 contains an accurate and complete listing of all agreements (including the party and date of such agreement) that CNA has with agents, managing general agents or others who produce business for CNA (including, but not limited to, Producers Lloyds, NACU and Canadian Hail) that is the subject of this Agreement. CNA will use its commercially reasonably best efforts to cause such agreements to be assigned to IGFH.

         4.17 Production Costs. Schedule 4.17 accurately and completely sets forth all costs, by line item (in accordance with CNA's management reporting procedures) incurred by CNA in producing and servicing its Crop Hail and MPCI business for Crop Years 1996 and 1997.

         4.18 Standard Reinsurance Agreements. CNA's MPCI Standard Reinsurance Agreement is in full force and effect with the FCIC for Crop Year 1998 and CNA is unaware of any issue, notice or other event or matter that would limit, prohibit or otherwise frustrate the transactions contemplated herein as respects and as is effected by CNA's 1998 Standard Reinsurance Agreement. CNA also has no notice, knowledge, information or other data (other than the normal application and approval process) to indicate that its Standard Reinsurance Agreement for the 1999 Crop Year will not be approved.

         4.19 Federal Crop Insurance Corporation. The FCIC is not conducting, nor has during the last five (5) years conducted, any investigation, inquiry, audit or proceeding concerning CNA's compliance with the rules and regulations of the FCIC which would, in the aggregate constitute a Material Adverse Effect.

         4.20 Governmental Authority. There is no investigation, audit, inquiry or demand for information of CNA by any Governmental Authority (including, but not limited to, the United States Department of Justice) of CNA during the last five (5) years which has, or CNA believes will have, in the aggregate, a Material Adverse Effect.

         4.21 Compliance with Laws. Except with respect to those violations, if any, which would not, individually or in the aggregate, have a Material Adverse Effect on the Business, (i) CNA is not in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of Governmental Authority, court or arbitrator applicable to the Business, nor to the knowledge of CNA, has CNA received any written notice that such violation is being alleged, and (ii) without limiting the generality of the foregoing, in connection with CNA's most recently completed or any on-going examination or audit of any Governmental Authority, CNA has not, to its best knowledge, received any notice nor is CNA aware of the intention of any Governmental Authority to send any notice alleging any violation of any such law, ordinance or regulation or directing CNA to take any remedial action with respect to any such law, ordinance or regulation as such may pertain to the Business.

         4.22 Insurance Contracts. The forms of insurance contracts available for issuance which relate to the Business, and the states in which such forms are authorized for issuance on the date hereof are listed on Schedule 4.22. All such insurance contract forms have been approved by all applicable Governmental Authority and such forms comply in all material respects with the insurance statutes, regulations and rules applicable thereto. To the knowledge of CNA, at any time wherein CNA paid commissions to any broker or agent within the past thirty-six (36) months in connection with the sale of any insurance contract which is the subject of the Business, each such broker or agent was duly licensed as an insurance broker or agent in the particular jurisdiction in which such broker or agent sold such business for CNA and was licensed or otherwise authorized to sell, on behalf of CNA, the type of insurance contract which is the subject of the Business. Further, no such broker or agent violated (or with or without notice or lapse of time or both would have violated) any federal, state, local or foreign law, ordinance or regulation or other requirement of any Governmental Authority, court or arbitrator applicable to the Business, except where such failure would not, individually or in the aggregate, have a Material Adverse Effect on the Business. Neither the manner in which CNA compensates any Person involved in the sale or servicing of such insurance contracts that is not registered as a broker-dealer or insurance agent, as applicable, nor, to the knowledge of CNA, the conduct of any such Person, renders such Person a broker-dealer or insurance agent under any applicable Federal or state law, and the manner in which CNA compensates each Person involved in the sale or servicing of such insurance contracts is in compliance with all applicable Federal or state laws except where such manner of compensation or conduct having such effect or the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Business.

         4.23 Regulatory Filings. CNA has filed all reports, statements, documents, registrations, filings or submissions (including, without limitation, any sales material) required to be filed by CNA with any Governmental Authority to the extent they relate to the Business, except where the failure to make such filings would not, individually or in the aggregate, have a Material Adverse Effect on the Business. All such registrations, filings and submissions were in compliance in all material respects with applicable law when filed or as amended or supplemented, and CNA knows of no material deficiencies have been asserted by any Governmental Authority with respect to such registrations, filings or submissions that have not been satisfied.

         4.24 Reinsurance.   To  the  best  knowledge  of  CNA,  there  are  no
agreements, written or oral, pursuant to which CNA Cedes or retro-Cedes risks assumed under any insurance contracts which are the subject of the Business.

         4.25 Conduct of Business. Since December 31, 1997, CNA has generally conducted the Business only in the ordinary course consistent with past practices, and there has not been any material change in the underwriting, pricing, actuarial, reserving, investment, sales, marketing or agency practices or policies of the Business.

         4.26 Other  Sale  Arrangements.   CNA  is  not  obligated  or  liable,
contingently or otherwise, for or with respect to negotiations, letters of intent or commitments for the sale or transfer of all or any part of the Business, whether directly or indirectly.

         4.27 Contracts. Schedule 4.27 lists and briefly describes, each and every written contract, agreement, lease, license, commitment or arrangements, including the parties to and the date and subject matter of, and each and every oral contract, agreement, commitment or arrangement to which CNA is a party or which is binding upon CNA that is material to the Business excluding those agreements and documents which are disclosed in other Schedules to this Agreement. Each of the contracts listed on Schedule 4.27 is in full force and effect, and constitutes a legal, valid and binding obligation of CNA, as the case may be, of each other Person that is a party thereto. Except as is set forth on Schedule 4.27, CNA, to its best knowledge, nor any other party to such contract, is in violation, breach or default of any such contract or, with or without notice or lapse of time or both, would be in violation, breach or default of any such contract, except for such violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on the Business. Except as set forth on Schedule 4.27, to the best knowledge of CNA, no such contract contains any provision providing that any party thereto, other than CNA, may terminate such contract by reason of the execution of this Agreement or the Ancillary Agreements or the transactions contemplated thereby.

                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF IGFH

         IGF and its Affiliates, jointly and severally, represent and warrant to CNA as follows:

         5.1 Existence and Good Standing. IGFH is a corporation duly organized and validly existing under the laws of the State of Indiana and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on the operations of its business as they are now being conducted, except where such authority is not material to such operations.

         5.2 Due Authorization. IGFH has the requisite corporate power and authority to execute and deliver this Agreement (and, when executed, the Ancillary Agreements) and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Ancillary Agreements and the performance by IGFH of its obligations under this Agreement and the Ancillary

Agreements, has been duly and validly authorized by all necessary corporate action on the part of IGFH. No other corporate or shareholder approval on the part of IGFH is necessary for IGFH to enter into this Agreement or to consummate the transactions contemplated thereby. This Agreement (and, when executed, the Ancillary Agreements) has been duly and validly executed and delivered by IGFH and constitutes its valid and binding obligations, enforceable against them in accordance with its terms, subject to the affect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar law affecting creditors' rights generally and subject to the affect of general principles of equity.

         5.3 No Violation. The execution and delivery of this Agreement or the Ancillary Agreements by IGFH will not, and the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements and the compliance with the terms, conditions and provisions of this Agreement or the Ancillary Agreements by IGFH and its Affiliates will not:

                  A. violate or conflict with any provision of the articles of incorporation, bylaws, articles of organization or other organizing documents of IGFH; or

                  B. conflict with or result in the breach or termination of, or otherwise give any contracting party the right to change the terms of or to terminate or accelerate the maturity of, or constitute a default under the terms of any indenture, mortgage, loan or credit agreement or any other material agreement or instrument to which IGFH is a party or by which it or any of its assets may be bound or affected, except to the extent that any of the foregoing would not have a Material Adverse Effect on IGFH or its ability to perform its obligations hereunder.

         5.4 No Broker Transactions. Other than with Donaldson, Lufkin & Jenrette for which IGFH is responsible, IGFH has not made any agreement or taken any action which might cause any person or entity to become entitled to a broker's fee or commission as a result of the transactions contemplated by this Agreement.

         5.5 Litigation, Actions and Proceedings. There are no outstanding orders, decrees or judgments by or with any court, Governmental Authority or arbitration tribunal before which IGFH was a party that, individually or in the aggregate, have a Material Adverse Effect on the operations of IGFH. There are no actions, suits, arbitrations or legal, administrative or other proceedings pending or, to the best knowledge of IGFH, threatened against IGFH at law or in equity or before any Governmental Authority or before any arbitrator of any kind which, if adversely determined, would individually or in the aggregate, have a Material Adverse Effect on the operations of IGFH.

         5.6 Approvals. The execution of this Agreement by IGFH does not require any consent, approval or authorization of any Governmental Authority.

         5.7 Reinsurance Agreements. IGF will execute the Reinsurance
Agreements.

         5.8 Compliance With Laws. Except with respect to those violations, if any, that will be cured by IGFH prior to, or by the act of, the Closing of this transaction or which individually or in the aggregate would not have a Material Adverse Effect on the operation of IGFH, IGFH is not in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any Governmental Authority, court or arbitrator and IGFH has not received any written notice that any such violation is being alleged.

         5.9 Permits, Licenses and Franchises. IGFH has been duly authorized by the relevant state Governmental Authority to transact each of the lines of insurance business in each of the jurisdictions as set forth on Schedule 5.9 hereto. Except as listed on Schedule 5.9 hereto, IGFH has all permits and licenses necessary to conduct its business in the manner and in the areas in which such business is presently being conducted, and all such permits and licenses are valid and in full force and effect, except where the failure to have such a permit or license would not, individually or in the aggregate, have a Material Adverse Effect on the operations of IGFH. Except as listed on
Schedule 5.9 hereto, IGFH has not engaged in any activity which would cause revocation or suspension of any such permit or license and no action or proceeding looking to or contemplating the revocation or suspension of any such permit or license is pending or threatened.

         5.10 Additional License and Permits. In those states or jurisdictions in which IGFH is not licensed as an insurance company, IGFH will comply with all relevant Governmental Authority with respect to its status as a third party administrator or claims adjuster or other licensing laws in connection with the administration of the Business pursuant to this Agreement.

                                    ARTICLE 6
                                    COVENANTS

         6.1  Execution  of  Agreements.  The parties  hereto  will  execute the
Ancillary   Agreements   (including,   but  not  limited  to,  the   Reinsurance
Agreements).

         6.2 Conduct of Business. Prior to the Closing, CNA shall in all material respects operate the Business as presently operated and only in the ordinary course and consistent with past practice (including, but not limited to, past underwriting standards), and CNA further covenants to use commercially reasonable best efforts to preserve the value of the Business (including, but not limited to, its relationships with and the good will of CNA's agents, brokers, customers, suppliers, CNA Employees and other Persons having business dealings with CNA in connection with the Business). Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, CNA will not, without the prior written consent of IGFH:

                  A. enter into any contract or other agreement other than in the ordinary course of business (which is consistent with past practice of CNA) with respect to the Business;

                  B. acquire or dispose of CNA's Assets that would otherwise be transferred to IGFH in the transactions contemplated hereby (excepting those acquisitions or dispositions of CNA's Assets which are in the ordinary course of the Business);

                  C. enter into, adopt or terminate any plan, arrangement or contract affecting CNA Employees which could give rise to an Employment-Related Liability (except to the extent that IGFH is fully and completely indemnified by CNA therefore);

                  D. pay, discharge or satisfy any material claims, liabilities or obligations associated with the Business (absolute, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business which is consistent with CNA's past practice; and

                  E. enter into any contract of reinsurance for the Business.

         6.3 Certain Transactions. From the date of this Agreement through Closing, neither CNA, nor any of its officers, Employees, representatives or agents will, directly or indirectly, solicit, encourage or initiate any negotiations or discussions with, or provide any information to or otherwise cooperate in any other manner with, any Person concerning any direct or indirect sale or other disposition of the Business (whether by stock or asset transfer or otherwise).

         6.4 Due Diligence. Prior to the execution of this Agreement, IGFH shall have been entitled, through its employees and representatives, to make such investigations of the Business and operation of the Business, as IGFH may reasonably request. CNA and its Employees and representatives (including, without limitation, its counsel, investment bankers and independent public accountants) shall have cooperated with such reasonable requests of IGFH in connection with such review and examination. CNA shall have provided IGFH with full and complete access to every aspect of the Business, subject only to any applicable legal limitations. Without limiting the generality of the foregoing, CNA shall have provided IGFH

                  A. with access to individuals reasonably specified by IGFH to plan the transition of the Business;

                  B. the names of certain individuals (subject to IGFH's reasonable approval) to serve as members of transition teams and cause such individuals to devote reasonable time to transition matters;

                  C. reasonable resources to transition matters (such resources to include, without limitation, office accommodations and related facilities for substantial and continuing presence of IGFH's transition team members on CNA's premises);

                  D.  cooperation in connection with IGFH's filing of policy and
         contract   forms  to  enable  IGFH  to  issue  policies  and  contracts substantially similar to those included in the Business; and

                  E.  full cooperation in carrying out of the Transition Plan.

         In conjunction with the foregoing, CNA hereby acknowledges that the Transition Plan is critical to the success of the transactions contemplated by this Agreement and the Ancillary Agreements.

         6.5 Post-Closing Access. Following the Closing, CNA shall allow IGFH, upon reasonable prior notice and during regular business hours, to examine and make copies of any books and records retained by CNA to the extent that such relate to the Business, for any reasonable business purpose, including, without limitation, the preparation or examination of IGFH's tax returns, regulatory filings and financial statements and the conduct of any litigation or regulatory dispute resolution, whether pending or threatened, concerning the conduct of the Business prior to the Closing Date. CNA will further maintain such books and records for IGFH's examination and copying. Access to such books and records shall be at IGFH's expense and may not unreasonably interfere with CNA's business operations.

         Following the Closing, IGFH shall allow CNA, upon reasonable and prior notice and during regular business hours, the right, at CNA's expense, to examine and make copies of any books and records transferred to IGFH after Closing, for any reasonable business purpose, including, without limitation, the preparation or examination of tax returns, regulatory filings and financial statements and the conduct of any litigation or the conduct of any regulatory, contract holder, participant or other dispute resolution whether pending or threatened, and IGFH will maintain such books and records for CNA's examination and copying. Access to such books and records shall be at CNA's expense and may not unreasonably interfere with IGFH's business operations.

         6.6 Consents and Reasonable Efforts. CNA and IGFH shall cooperate fully with one another and use commercially reasonable best efforts to obtain all necessary consents, approvals and agreements of, and to give and make all notices and filings with, any applicable Governmental Authority which may be necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements (including, but not limited to, any such consents, approvals and agreements which may be necessary from Governmental Authority at the exercise of either the Put or Call Right provided for herein). CNA shall use commercially reasonable best efforts to obtain, and IGFH will cooperate with CNA in obtaining, all other approvals and consents to the transactions contemplated by this Agreement and the Ancillary Agreements respecting the consents, approvals and transfers necessary from third parties under contracts to be assigned. In the event third party consents under contracts to be assigned cannot be obtained, CNA agrees to use commercially reasonable best efforts, in cooperating with IGFH, to obtain comparable benefits for IGFH for the period of this Agreement.

         6.7 Representation and Warranties. From the date hereof through the Closing Date, CNA and IGFH will use commercially reasonable best efforts to conduct their affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement or the Ancillary Agreements, the representations and warranties of the respective parties contained herein shall continue to be true, complete and correct in all material respects on and as of the Closing Date as if made on and of the Closing Date. Further, CNA and IGF shall promptly notify the other of any event, condition or circumstance known to them occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement. Prior to Closing, the parties hereto shall provide the other with updates of the Schedules to this Agreement so that such Schedules shall be complete and accurate, to the best of knowledge of such party, as of the date of Closing.

         6.8 Further Assurances. The parties hereto shall use all commercially reasonable best efforts to take, or cause to be taken, all actions or to do, or cause to be done, all things or to execute any documents necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, irrespective of whether such actions are necessary on or after the Closing Date.

         6.9 Expenses. Except as otherwise specifically provided in this Agreement, each party shall bear their own respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Ancillary Agreements and the transactions contemplated hereby.

         6.10 Code Section 338(h)(10) Election. Should IGFH, in its sole and absolute discretion, decide that it is to its benefit to make a Section
338(h)(10) election with respect to the transactions contemplated by this Agreement and the Ancillary Agreements, CNA shall cooperate fully with IGFH in making such election.

         6.11 Exclusivity. During the pendency of this Agreement, IGFH will engage in the Crop Insurance Business only through the procedures and mechanisms called for and contemplated in this Agreement and the Ancillary Agreements. Notwithstanding any other provision of this Agreement to the contrary, violation of this covenant by IGFH shall entitle CNA to the right to immediately exercise its Put Right.

         6.12 NACU. Until the parties hereto shall mutually agree to the contrary, from and after the Effective Time, CNA shall use its commercially reasonable best efforts to cause (i) all MPCI and Crop Hail business of NACU to be placed with IGF; and (ii) the underwriting of such NACU business to be in accordance with CNA underwriting guidelines.

         6.13 Non-Competition. From and after the Effective Time, CNA shall not compete with IGFH in any MPCI or Crop Hail business, or in the Business, or either of them for a period which shall be either (i) twenty-four (24) months from the exercise of the Put Right by CNA; or (ii) thirty-six (36) months from the exercise of the Call Right by IGFH.

         6.14 Replacement Ancillary Agreements. The parties agree that, as is necessary during the Term of this Agreement to give effect to the provisions contained herein, the parties shall execute any and all agreements as may be necessary to amend or replace (due to changed circumstances, the passage of time or otherwise) Ancillary Agreements.

         6.15 Confidentiality. CNA will not disclose or reveal to any individual (other than to officers, directors, and employees of CNA), corporation, partnership, association, entity or business, any proprietary or confidential technology, trade secret, confidential information, data, processes, strategies, techniques, philosophies, software, other proprietary intellectual property or other proprietary or confidential information ("Confidential Information") used by IGFH or IGF in any of its businesses, and CNA hereby agrees that the Confidential Information is the exclusive property of IGFH.

         6.16 Intellectual Property and Trade Secrets. CNA will allow IGFH, at no cost to IGFH, to utilize all Trade Secrets, proprietary information, software and other formula, data, processes, strategies, techniques, philosophies, other proprietary intellectual property or other proprietary or confidential information (including, but not limited to, the REAP system) (collectively, "Trade Secrets") utilized by CNA in the management and operation of the Business. Further, IGFH is the only business, corporation, partnership, association, or entity which is or will be allowed to utilize the Trade Secrets. At the Closing, CNA will transfer all such rights it has in and to the computer software and intellectual property listed on Schedule 4.10 to IGFH.

         6.17 IGFH Employees. CNA has not, and for a period of two (2) years from the date hereof, will not directly (for themselves or others) employ, offer employment to, or solicit the service of any current or future employee of IGFH.

         6.18 ERISA and Employment-Related Matters. CNA shall remain solely responsible, on a first-dollar basis and in accordance with Article 10 (Indemnification) hereof, for Employment-Related Liabilities whereby any CNA Employee, has or claims any right to current or future payments by virtue of their status as an employee (including that of a former employee) of CNA.

         6.19 Licenses. CNA will, at no charge or cost to IGFH, allow IGFH to utilize the licenses of CNA in the jurisdictions set forth on Schedule 4.11 so that IGF may continue the Business in the jurisdictions set forth on Schedule
4.11. As a consequence of the transfer of the Business, CNA shall allow IGFH to file rates on its behalf and to otherwise establish the pricing for the products and coverages which are to be written through CNA's licenses.

         6.20 Fronting. CNA will front for IGF in all Territories and CNA will further keep in effect during the pendency of this Agreement all necessary licenses so that CNA may act as a fronting company for IGFH in the types of business contemplated by this Agreement. CNA will use its best efforts to keep such licenses in place during the pendency of this Agreement. In the event of the exercise of a Put or Call Right, the Fronting arrangement shall cease as of the last day of the current Crop Year in which the Put or Call Right is exercised.

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




         6.21 Reinsurance Agreements. CNA will execute the Reinsurance
Agreements.

         6.22 Leased Premises. CNA will assign all its right, title and interest to its leaseholds for the office locations currently utilized (excluding Overland Park, Kansas) in the Business and as set forth in Schedule 4.12.

         6.23 NACU. CNA will use its commercially reasonable best efforts to cause one or more IGF Executives to be named to the NACU Underwriting Committee at the earliest time (in CNA judgment) which is practicable.

                                    ARTICLE 7
                               CLOSING CONDITIONS

         7.1 Conditions to Obligations of the Parties. The obligations of the parties hereto to proceed with Closing pursuant to this Agreement are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by the party benefitting from such Closing condition):

                  A. Bring Down of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement shall be true and correct in all material respects on and as of the time of Closing, with the same force and effect as such representations and warranties had been made on, as of and with reference to such time and each party shall have received a certificate to such effect signed by an authorized officer of the other, in form and substance similar to Exhibit 7.1A.

                  B. Performance and Compliance. The parties hereto shall have performed in all material respects all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by them on or before Closing and each shall have received a certificate to such effect signed by an authorized officer of the other.

                  C. Opinion of Counsel. Each party hereto shall have received an opinion of counsel from counsel to the other, dated as of the Closing Date, in substantially the form of Exhibit 7.1C hereto.

                  D. Regulatory Approval. All applicable approvals and/or waivers, if any, from all pertinent Governmental Authority for the transactions contemplated by this Agreement shall have been received.

                  E. Required Consents. All consents listed on Schedule 7.1E shall have been obtained.

                  F. Litigation. No order of any court or any Governmental Authority shall be in effect which enjoins or prohibits the transactions contemplated hereby or which would have a Material Adverse Effect, and there shall have not been threatened, nor shall there be pending, any action or proceeding by or before any court or Governmental Authority.

                           i. reasonably likely to enjoin or prohibit any of the transactions contemplated by this Agreement or seeking significant monetary relief by reason of the consummation of such transaction, or

                           ii. which might have a Material Adverse Effect on the
                  future conduct of the business and transactions contemplated herein.

                  G. No Material Adverse Effect. There shall not have occurred any Material Adverse Effect.

                  H. Incumbency Certificate. Each of the parties hereto shall have delivered to the other an incumbency certificate (in form and substance substantially similar to Exhibit 7.1H) dated as of the Closing Date certifying the incumbency of all officers of such party who have executed this Agreement or any of the Ancillary Agreements, documents or other instruments required to be delivered hereunder. These certificates shall contain specimens of the signatures of each of such officers and shall be executed by the Secretary of the party proffering such certificate.

                  I. Certificates of Existence and Licensure. Each party hereto shall have delivered to the other a certificate of the Secretary of State of the state in which each such party is incorporated, dated not more than fifteen (15) days before the Closing Date, stating that such party is a corporation in existence under the laws of such state and has paid all applicable taxes due to such state. In addition, CNA shall have delivered to IGFH a certificate of licensure, dated not more than thirty (30) days before the Closing Date, issued by the insurance regulatory authority in each state in which the business proposed to be transferred pursuant to this Agreement is currently conducted by CNA, with such certificate stating that CNA is authorized to conduct the type of business transferred pursuant to this Agreement in such state.

                  J. Certified Copies of Resolutions. Each party hereto shall have delivered to the other copies, certified by the duly qualified and acting secretary or assistant secretary of such other party, of resolutions adopted by the Board of Directors of such party approving this Agreement and the consummation of the transactions contemplated hereby (including, but not limited to, execution of the Ancillary Agreements).

                  K. Catastrophic Events. There shall not have occurred any outbreak of war or any banking moratorium.

                  L. Transfer of Assets. CNA shall have delivered to IGFH at the Effective Time possession of all of CNA's Assets to be transferred pursuant to this Agreement and the

         Ancillary Agreements, reflecting a transfer of all of CNA's right, title and interest in and to CNA's Assets as provided in this Agreement and the Ancillary Agreements.

                  M.  Ancillary  Agreements.   The  parties  hereto  shall  have
         executed the Ancillary Agreements.

                                    ARTICLE 8
                        EMPLOYEES AND EMPLOYMENT MATTERS

         8.1 Employment Transfer. Unless otherwise agreed by the parties, CNA will cease the employment of all CNA Employees and IGFH shall commence employment of all such individuals on March 17, 1998. Upon employment by IGFH all CNA Employees shall become eligible to receive and participate in all plans, programs and benefits applicable to employees of IGFH.

         8.2 No Liability for Prior Service. IGFH shall have no liability or responsibility for any Employment-Related Liability (and CNA shall retain all such liability), which is or may become owing to any CNA Employee which is a result of such person's prior employment or service with CNA. CNA will indemnify IGFH, on a first-dollar basis, for any Employment-Related Liability.

         8.3 Hold Harmless. As more fully set forth in Article 10, and not limited by this Section 8.3, CNA will indemnify and hold harmless, on a first-dollar basis, IGFH from and against any and all liability whatsoever (including, but not limited to IGFH's internal cost and its cost of all retained advisors and experts in defending such matter) arising from any
Employment-Related Liability, including, but not limited to, any suit, case, claim or administrative proceeding, whether pre-existing or hereafter commenced, which in any way relates to such person's employment with CNA or the terms, conditions or method of such person's termination from CNA and employment by IGFH.

                                    ARTICLE 9
                              TERM AND TERMINATION

         9.1 Duration. Unless otherwise terminated as provided for herein, the term of this Agreement shall be perpetual (the "Term').

         9.2 Termination Prior to Closing. Unless the parties shall mutually agree in writing to the contrary, this Agreement shall automatically terminate at such time which is thirty (30) days from the Effective Time; provided, however, that the provisions of this Section 9.2 shall be invalid upon the execution of the Ancillary Agreements.

         9.3 Survival. If this Agreement shall be terminated as provided for herein, this Agreement shall become null and void and of no further force and effect except for provisions relating to (i) non-competition, (ii) indemnification, (iii) expenses, (iv) public announcements and the provisions of this Section.

         9.4 Put/Call Termination. This Agreement shall terminate upon the exercise of any Put Right, Change of Control Put Mechanism or Change of Control Call Mechanism.

                                   ARTICLE 10
                                 INDEMNIFICATION

         10.1 Indemnification by IGFH. IGFH hereby agrees to indemnify, defend and hold harmless CNA from and against any loss, liability, claim, obligation, damages or deficiency arising out of or resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of IGFH contained in this Agreement. Such indemnification shall include, but not be limited to, judgments, costs and expenses (including reasonable attorneys' fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) incident to the foregoing sentence, provided, however, that the provisions of this Section shall not apply to any loss, liability, claim, obligation, damage or deficiency or any judgment, costs, and expenses (including reasonable attorneys' fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) incident thereto that arise from the breach of any misrepresentation, warranty or the nonfulfillment of any covenant or agreement if, at the time of Closing, CNA was aware of the breach or other noncompliance of such representation, warranty, covenant or other agreement and the transactions contemplated hereby closed while CNA was in possession of such knowledge and had waived such compliance. The indemnity granted by this Section hereby does not apply until the aggregate of all loss, liability, claim, obligation, damage or deficiency (including judgments and other costs related thereto) exceeds three hundred thousand dollars ($300,000) and then the said indemnity applies only to indemnified amounts that exceed the aggregate three hundred thousand dollars ($300,000). Further, no action or claim for indemnity pursuant to this Section shall be brought or made after February 15, 2000.

         10.2 Indemnification by CNA. CNA hereby agrees to indemnify, defend and hold harmless IGFH from and against any loss, liability, claim, obligation, damages or deficiency arising out of or resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of CNA contained in this Agreement. Such indemnification shall include, but not be limited to, judgments, costs and expenses (including reasonable attorneys' fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) incident to the foregoing sentence, provided, however, that the provisions of this Section shall not apply to any loss, liability, claim, obligation, damage or deficiency or any judgment, costs, and expenses (including reasonable attorneys' fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) incident thereto that arise from the breach of any misrepresentation, warranty or the nonfulfillment of any covenant or agreement if, at the time of Closing, IGFH was aware of the breach or other noncompliance of such representation, warranty, covenant or other agreement and the transactions contemplated hereby closed while IGFH was in possession of such knowledge and had waived such compliance. The indemnity granted by this Section does not apply until the aggregate of all loss, liability, claim, obligation, damage or deficiency (including judgments and other costs related

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thereto)  exceeds three hundred  thousand  dollars  ($300,000) and then the said indemnity applies only to indemnified amounts that exceed the aggregate three hundred thousand dollars ($300,000). Further, no action or claim for indemnity pursuant to this Section shall be brought or made after February 15, 2000.

         10.3 Indemnification by CNA for Employment Related Matters. Notwithstanding any other provision of this Agreement, CNA agrees to indemnify, defend and hold harmless, on a first-dollar basis, IGFH from and against any and all loss, liability, claims, obligation, damage or deficiency, including any judgments, costs and expenses (including reasonable attorneys' fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) arising out of or related to any litigation, suit, cause of action or proceeding (whether administrative or judicial) before any court or Governmental Authority brought by any former employee of CNA listed on Schedule 10.3 hereto. Additionally, and not in limitation of any foregoing provision of this Section, CNA hereby agrees to indemnify, defend and hold harmless IGFH from and against any and all loss, liability, claim, obligation, damage or deficiency and any judgments, costs and expenses (including reasonable attorneys' fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) which arise from or pertain to any alleged benefit, payment, inurement, pension, benefit plan, pension plan, vacation pay plan or any other employee benefit of any type or kind sought by any former employee of CNA listed on Schedule 10.3.

         10.4 Indemnification Procedures. In the event that either party hereto wishes to assert a claim for indemnification pursuant to this Article, such party seeking indemnification shall deliver a written notice to the other party no later than ten (10) business days after such claim becomes known to such party seeking indemnification, specifying the facts constituting the basis for, and the amount (if known) of the claim asserted. Failure to deliver such a notice as is provided for in the preceding sentence in a timely manner shall not be deemed a waiver of right to indemnification hereunder in connection with such claim, but the amount of reimbursement to which such party may be entitled shall be reduced by the amount, if any, by which such amount could have been mitigated had such notice been delivered in a timely manner. If a party seeking indemnification pursuant to this Article because of a claim or demand made, or an action, proceeding or investigation instituted by any Person that is not a party to this Agreement, and such claim, demand, action, proceeding or investigation may result in indemnification pursuant to this Article, the party seeking indemnification shall deliver to the other party hereto a notice with respect thereto, with such notice specifying the claimant or other third party, the facts surrounding such potential claim for indemnification and the best estimate (which is non-binding of the party seeking indemnification) of the amount of such potential claim by such third party. Such notice as is provided for in the preceding sentence shall be delivered to the party from whom indemnification is sought within twenty (20) business days of the actual knowledge of such party seeking indemnification of such claim. The party from whom indemnification is sought shall have the right, upon written notice to the other, to investigate, contest, defend or settle any matter to which a notice for indemnification due to a claim by a third party has been made. Notwithstanding the foregoing sentence, the party seeking indemnification may, at its option and at its own expense, participate in the investigation, contesting, defense or

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



settlement of any such claim through representatives and counsel of its own choosing; provided, however, that the party from whom indemnification is sought shall have the sole and exclusive right to investigate, contest, defend or settle any such claim from a third party on terms, and in the manner, it shall, in its sole discretion, determine. Notwithstanding the foregoing, the party seeking indemnification has the unilateral right to investigate, contest, defend or settle any claim by a third party, but if such party seeking indemnification shall exercise the right provided for in this sentence, it expressly shall forfeit any right of indemnification provided for in this Article.

         10.5 Stamford Financial. CNA and IGFH hereby agree that if either of them shall have entered into any agreement with Stamford Financial, by virtue of which Stamford Financial claims a fee for the transactions contemplated in this Agreement and the Ancillary Agreements, the party entering into such agreement with Stamford Financial will indemnify, defend and hold harmless the other from and against any and all monetary costs (including, without limitation, legal fees) which may be incurred by the party which did not so enter into such agreement with Stamford Financial.

                                   ARTICLE 11
                                  MISCELLANEOUS

         11.1 Further Actions. Each of the parties hereto agrees to use all reasonable effort to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all reasonable things necessary, proper or advisable to consummate the transactions contemplated by this Agreement. None of the parties hereto will take or permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of the representations contained herein to be or to become untrue.

         11.2 Costs. Irrespective of whether Closing occurs, except as otherwise stated or hereinafter agreed, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

         11.3 Public Announcements. Excepting comments in filings required by the SEC, or Governmental Authority, the content and timing of any press release or other public announcement proposed to be made concerning the transactions contemplated by this Agreement must be consented to in advance by each party prior to the public dissemination of such press release or public announcement, with such consent not being unreasonably withheld or delayed.

         11.4 Survival. The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing and shall not merge in the performance of any obligation by any party hereto.

         11.5 Amendment and Modification. This Agreement may not be amended or modified without the prior written consent of all parties hereto.


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



         11.6 Waiver. The failure to insist upon strict compliance with any of the terms and conditions to this Agreement at any one time shall not be deemed a waiver of such term or condition at any other time, nor shall any waiver or relinquishment of any right or power granted herein at any time be deemed a waiver or relinquishment of the same or any other right or power at any other time.

         11.7 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without giving effect to the principles of conflicts of laws. Each of the parties hereto irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the United States of America located in Marion County, Indiana (and if such courts do not have appropriate jurisdiction, the courts of the State of Indiana), for any action, proceeding or investigation in any court or before any Governmental Authority arising out of or relating to this Agreement and the transactions contemplated hereby. The parties further agree that service of any process, summons, notice or document by United States Registered Mail to its respective address as set forth in this Agreement shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue in any matter arising out of this Agreement or the transactions contemplated hereby in the courts of the United States of America located in Marion County, Indiana (and if such courts do not have appropriate jurisdiction, the courts of the State of Indiana), and the parties hereto hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

         11.8 Notice. Any notice or other communication to be given hereunder shall be in writing and shall be deemed sufficient when it is:

                  A. mailed by United States Certified Mail, Return Receipt Requested;

                  B. mailed by overnight express mail or other airborne courier;

                  C. sent  by  facsimile  or  telecopy  machine,   followed  by
         confirmation mailed by First Class mail or overnight express mail or airborne courier; or

                  D. delivered in person, at the address set forth below or such other address as a party hereto may provide to the other in writing.

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



                  Notices pursuant to this Agreement shall be sent to:

                  If to IGFH:

                  Dennis G. Daggett
                  President and Chief Operating Officer
                  IGF Holdings, Inc.
                  6000 Grand Avenue
                  Des Moines, Iowa  50312

                  With a copy to:

                  David L. Bates, Esq.
                  Vice President, General Counsel and Secretary
                  Symons International Group, Inc.
                  4720 Kingsway Drive
                  Indianapolis, Indiana  46205

                  If to CNA:

                  Lyle W. Marschand
                  President and Chief Operating Officer
                  CNA Agriculture
                  CNA Plaza, 40 South
                  Chicago, Illinois  60685

                  With a copy to:

                  Secretary
                  Continental Casualty Company
                  CNA Plaza,  43 South
                  Chicago, Illinois  60685

         11.9 Severability. If any provision of this Agreement shall be determined to be invalid or unenforceable, this Agreement shall be deemed to amended to delete such provision and the remainder of this Agreement shall be enforceable by its terms.

         11.10 Successors and Assigns. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         11.11 Captions. Headings and captions contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any provision.

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




         11.12 Gender and Tense. The masculine gender shall include the feminine and neuter genders and the singular shall include the plural.

         11.13 Entire Agreement. This Agreement and the Ancillary Agreements, taken as a whole, constitute the entire agreement of the parties with respect to the matters set forth herein and supersedes any and all prior understandings or agreements, oral or written, with respect to such matters.

         11.14 Negative Inference. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. No party shall be considered the draftsman of this Agreement. On the contrary, this Agreement has been reviewed, negotiated and accepted by all parties hereto and their respective counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

         11.15 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all such counterparts shall constitute one in the same Agreement, binding on all the parties notwithstanding that all the parties are not signatories to the same counterparts. The execution of this Agreement may be accomplished by signature transmitted via facsimile.

         11.16 Certain Definitions. Certain defined terms outlined in Article 1 hereof are not used herein but have application to certain Ancillary Agreements. In the event that a conflict exists between any term defined herein and also in any Ancillary Agreement, the definition and meaning contained herein shall be controlling.

         11.17 Recitals. The recitals contained hereinabove are incorporated by reference as those repeated verbatim.

         11.18 Future Cooperation. The parties agree to work together in good faith from the date hereof through the Closing Date to correct or amend any provisions herein or in the Ancillary Agreements which are inconsistent with the parties intent.

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



Strategic Alliance Agreement
Signature Pages



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                       SYMONS INTERNATIONAL GROUP, INC.



                                       By:___________________________________


                                       Its:___________________________________

Strategic Alliance Agreement
Signature Pages [continued]


                                       IGF HOLDINGS, INC.



                                       By:___________________________________


                                       Its:___________________________________

Strategic Alliance Agreement
Signature Pages [continued]


                                       IGF INSURANCE COMPANY


                                       By:___________________________________


                                       Its:___________________________________

Strategic Alliance Agreement
Signature Pages [continued]



                                       CONTINENTAL CASUALTY COMPANY


                                       By:___________________________________


                                       Its:___________________________________